Exhibit 99.3

Dyal Capital Partners

(a business of Neuberger Berman Group LLC)

Combined Financial Statements

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

INDEX TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Combined Statements of Financial Condition as of March 31, 2021 (Unaudited) and December 31, 2020	F-2
Combined Statements of Operations for the three months ended March 31, 2021 and 2020 (Unaudited)	F-3
Combined Statements of Changes in Equity for the three months ended March 31, 2021 and 2020 (Unaudited)	F-4
Combined Statements of Cash Flows for the three months ended March 31, 2021 and 2020 (Unaudited)	F-5
Notes to Combined Financial Statements (Unaudited)	F-6

Dyal Capital Partners

Combined Statements of Financial Condition

March 31, 2021 and December 31, 2020

(Dollars in thousands)

	(Unaudited)
	March 31, 2021	December 31, 2020
Assets
Equity method investments	$29,137	$27,436
Receivables:
Management fees	54,325	37,321
Incentive fees	118	2,354
Due from affiliates	26,534	17,716
Prepaid assets	—	21,000
Other assets	556	1,888

Total assets	$110,670	$107,715

Liabilities and Equity
Liabilities:
Accrued compensation and benefits	$20,052	$140,807
Accrued expenses and other payables	15,619	8,666

Total liabilities	$35,671	$149,473
Commitments and contingencies (note 9)
Equity:
Net Parent investment	$71,080	$(45,533)
Non-controlling interest	3,919	3,775

Total Equity	$74,999	$(41,758)

Total Liabilities and Equity	$110,670	$107,715

See accompanying notes to the combined financial statements.

Dyal Capital Partners

Combined Statements of Operations

Three Months Ended March 31, 2021 and 2020

(Unaudited)

(Dollars in thousands)

	2021	2020
Revenues
Management fees, net	$75,472	$70,607
Administrative, transaction and other fees	6,520	5,821

Total revenues	81,992	76,428

Operating expenses
Compensation and benefits	55,323	47,578
General, administrative, and other expenses	14,026	6,913

Total operating expenses	69,349	54,491

Operating income	12,643	21,937
Net gains (losses) from investment activities	2,314	(85)

Income before income tax expense	14,957	21,852
Income tax expense	2,181	1,984

Net income	12,776	19,868
Net gain (loss) attributable to non-controlling interests	144	(454)

Net income attributable to Dyal	$12,632	$20,322

See accompanying notes to the combined financial statements.

Dyal Capital Partners

Combined Statements of Changes in Equity

Three Months Ended March 31, 2021 and 2020

(Unaudited)

(Dollars in thousands)

	Net Parent Investment	Non-controlling Interest	Total Equity
Balance at December 31, 2019	$(147,235)	$4,328	$(142,907)
Net income	20,322	(454)	19,868
Distributions to non-controlling interests	—	(2)	(2)
Net transfer from Parent	136,551	—	136,551

Balance at March 31, 2020	$9,638	$3,872	$13,510

	Net Parent Investment	Non-controlling Interest	Total Equity
Balance at December 31, 2020	$(45,533)	$3,775	$(41,758)
Net income	12,632	144	12,776
Equity based compensation	4,500	—	4,500
Net transfer from Parent	99,481	—	99,481

Balance at March 31, 2021	$71,080	$3,919	$74,999

See accompanying notes to the combined financial statements.

Dyal Capital Partners

Combined Statements of Cash Flows

Three Months Ended March 31, 2021 and 2020

(Unaudited)

(Dollars in thousands)

	2021	2020
Cash flows from operating activities:
Net income	$12,776	$19,868
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net (gains) losses from investment activities	(2,314)	85
Equity based compensation	4,500	—
Cash flows due to changes in operating assets and liabilities:
Management fees receivable, net	(17,004)	(30,126)
Due from affiliates	(8,818)	(7,425)
Incentive fees receivable	2,236	—
Prepaid assets	21,000	—
Other assets	1,332	18
Accrued compensation and benefits	(120,755)	(115,933)
Accrued expenses and other payables	6,953	(2,545)
Distributions from equity method investments	1,133	249

Net cash provided by (used in) operating activities	(98,961)	(135,809)

Cash flows from investing activities:
Purchases of equity method investments	(520)	(830)

Net cash used in investing activities	(520)	(830)

Cash flows from financing activities:
Distributions to non-controlling interests	—	(2)
Net transfer from Parent	99,481	136,551

Net cash provided by (used in) financing activities	99,481	136,549

Net decrease in cash and cash equivalents	—	(90)
Cash and cash equivalents, beginning of the period	—	90

Cash and cash equivalents, end of the period	$—	$—

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income tax	$3,849	$3,722
Supplemental disclosures of noncash activities:
Equity based compensation	$4,500	$—

See accompanying notes to the combined financial statements.

(1) Business Overview

Dyal Capital Partners (“Dyal” or the “Company”) consists of the entities and personnel comprising the Dyal business of Neuberger Berman Group LLC (“NBG”), an independent, global asset management company headquartered in New York. The Company is indirectly owned by NBG (the “Parent”). Dyal seeks to acquire minority equity stakes in or provide debt financing to, established alternative asset managers worldwide. Dyal also includes a Business Services Platform, which provides strategic support in various areas to its underlying partner managers in which an equity stake is granted. The Company, including the Business Services Platform, operates primarily from New York, with personnel in London and Hong Kong. The Company measures its financial performance and allocates resources in a single segment, investment management services, which is provided primarily in the United States. Accordingly, Dyal considers itself to be in a single operating and reportable segment structure.

(2) Summary of Significant Accounting Policies

(a) Basis of Presentation

Dyal operates as a part of the Parent; consequently, stand-alone financial statements historically have not been required for the Company. The accompanying combined financial statements have been prepared from the Parent’s accounting records and are presented on a stand-alone basis. These combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These combined financial statements include legal entities that comprise the operations of the Company’s business, which are under common control of the Parent.

The combined statements of operations include all revenues and costs directly attributable to Dyal, including costs for facilities, functions and services used by Dyal. Costs for certain functions and services performed centrally by the Parent are directly charged to Dyal based on specific identification, when possible, or based on a reasonable allocation method such as net revenues, time and effort, headcount or other allocation methods. The results of operations include allocations of costs for administrative functions and services performed on behalf of Dyal by centralized groups within the Parent’s organizational structure as well as employee benefits.

Management of Dyal and the Parent consider these allocations to be a reasonable reflection of the utilization of services by, or the benefits provided to, Dyal. However, the combined financial statements included herein may not be indicative of the financial position, results of operations and cash flows of the Company in the future, or if the Company had been a separate, stand-alone entity during the periods presented. Actual costs that may have been incurred if Dyal had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made.

The Parent uses a centralized approach to cash management and financing. Accordingly, the Parent’s cash has not been assigned to Dyal for any of the periods presented because those cash balances are not directly attributable to Dyal. The Parent’s long-term debt, associated interest, lease obligations and other commitments have not been attributed to Dyal for any of the periods presented because the Parent’s borrowings are not the legal obligation of Dyal nor the allocated costs to Dyal. Transactions between the Parent and Dyal are deemed to have been settled through the Parent’s net investment. The net effect of the deemed settled transactions is reflected in the combined statements of cash flows as net transfer from the Parent within financing activities and in the combined statements of financial condition as the net Parent investment. See Note 7 – Related Party Transactions for additional information. Current and deferred income taxes have been determined based on a separate return method. The Company’s portion of its domestic income taxes and those in certain jurisdictions outside the United States are deemed to have been settled in the period the related tax expense was recorded.

(b) Use of Estimates

The preparation of the combined financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could be materially different from those estimates.

(c) Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of receivables. The concentration of credit risk with respect to fees receivable is generally limited due to the short payment terms extended to clients by the Company.

(d) Principles of Consolidation

The Company evaluates entities in which it has a variable interest for consolidation in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810, Consolidation, and it consolidates all such entities in which it has a controlling financial interest. As part of this evaluation, the Company performs an analysis to determine whether an entity in which the Company holds a variable interest is a variable interest entity (VIE). Any entity that is not determined to be a VIE is generally consolidated if the Company controls a majority of the voting interests related to the entity. Any entity that is determined to be a VIE is consolidated if the Company determines that its involvement, through holding interests directly or indirectly in the VIE or contractually through other variable interests (e.g., management and incentive related fees), makes it the primary beneficiary. Performance of such analysis requires the exercise of judgment to reach a determination as to whether the Company has both (i) the power to direct the activities of the VIE that most significantly impact the VIE’s business and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. In performing this analysis, the Company evaluates, among other factors, the VIE’s design and purpose, capital structure, contractual terms, whether interests create or absorb variability, and related party relationships, if any.

The Company determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and at each reporting period reconsiders that conclusion. In determining if it is the primary beneficiary, the Company evaluates its control rights as well as economic interests in the entity held either directly or indirectly by the Company. The consolidation analysis can generally be performed qualitatively; however, if it is not readily apparent that the Company is or is not the primary beneficiary, a quantitative analysis may also be performed. Investments and redemptions (either by the Company, affiliates of the Company, or third parties) or amendments to the governing documents of the respective entity could affect an entity’s status as a VIE or the determination of the primary beneficiary. At each reporting date, the Company assesses whether it is the primary beneficiary and will consolidate or deconsolidate accordingly.

The Company has identified certain of its investments as variable interests in VIEs. When it is determined that the Company is considered the primary beneficiary, the VIE’s assets, liabilities, and non-controlling interests are consolidated and included in the combined financial statements. See Note 4 – Variable Interest Entities for additional information.

(e) Equity Method Investments

For entities over which the Company exercises significant influence, but which do not meet the requirements for consolidation, the Company uses the equity method of accounting. Under the equity method of accounting, the Company’s share of the underlying investments’ earnings is recorded as net gains (losses) from investment activities in the combined statements of operations. The carrying amounts of equity method investments are reflected within equity method investments in the combined statements of financial condition. Equity method investments represent the Company’s investments as a general partner or limited partner in private funds. These funds are investment companies not required to be registered under the Investment Company Act of 1940, as amended, which carry their investments at fair value. The Company’s general partner and limited partner ownership interests are calculated as the applicable ownership percentages of the net asset values of these funds.

(f) Management Fees Receivables

Management fees are derived from investment management services provided to private funds and are payable quarterly or semi-annually, at the beginning or end of the service period. Management fees are determined by contractual agreements which require the Company to provide investment management services, which represents a performance obligation that the Company satisfies over time. The fees are generally determined based upon a percentage of capital committed during the investment period, and thereafter generally based on the cost of unrealized investments; or contributed capital; or investment acquisition cost; or as otherwise defined in the respective agreements. Management fees are presented net of fund overages, fee waivers and revenue sharing on the statements of operations.

(g) Non-controlling Interest

Non-controlling interests reflect employee investor capital in consolidated entities. The allocation of net income or loss to non-controlling interests is based on the relative ownership interests of the employee investors after the consideration of contractual arrangements that govern allocations of income or loss.

(h) Net Parent Investment

Net parent investment reflects the net of transactions with the Parent. Such transactions are recorded as Net transfer to/from parent within the combined statements of changes in equity and within the financing section of the combined statements of cash flows.

(i) Revenue Recognition

Principal versus agent

The Company has contractual agreements with third parties that are involved in providing various services primarily to private fund customers, including placement agents. Management’s determination of whether related revenue should be recorded on a gross basis, without subtracting payments to third-party service providers, or net of payments to third-party service providers is based on management’s assessment of whether the Company is serving as the principal service provider or is acting as an agent. The Company is serving as the principal service provider (and should therefore record revenue on a gross basis) if it controls the service as a result of being primarily responsible for providing the service before it is transferred to the fund. Alternatively, the Company is acting as an agent (and therefore should record revenue net of payments to third-party service providers) when it does not control the service as is the case where it arranges for the service to be provided by a third party. The Company controls the right to placement services performed by various third parties (including financial intermediaries); therefore, placement fees are recorded on a gross basis. Fees incurred for third parties for placement services are recognized as an expense when incurred and are included in general, administrative and other expenses, respectively, in the Company’s combined statements of operations.

Contractual revenues:

The Company considers its performance obligations in its customer contracts to be one of the following based upon the services promised: management fees, incentive fees and administrative, transaction and other fees.

Management fees – Management fees are derived from investment management services provided to private funds and are payable quarterly or semi-annually, at the beginning or end of the service period. Management fees are determined by contractual agreements which require the Company to provide investment management services, which represents a performance obligation that the Company satisfies over time. The fees are generally determined based upon a percentage of capital committed during the investment period, and thereafter generally based on the cost of unrealized investments; or contributed capital; or investment acquisition cost; or as otherwise defined in the respective agreements.

Incentive fees – Incentive fees are calculated based on a contractual percentage of net income before realized and unrealized gains and losses of the funds above a preferred return threshold and a contractual percentage of any net realized capital gains from the funds as described within the respective agreements. The performance obligations for these revenues are satisfied over time as the services are rendered and the limited partner simultaneously receives and consumes the benefits of the services as they are performed. The Company records its fees when the service is provided and it is probable there would not be a significant reversal of revenue. Incentive fees receivable by the Company are recorded in the incentive fees line item on the combined statements of financial condition.

Administrative, transaction and other fees – Administrative, transaction and other fees are primarily comprised of amounts reimbursed by the Company’s private funds.

Administrative, transaction and other fees represent compensation-related and certain out-of-pocket expenses incurred by the Company’s Business Services Platform and reimbursed by the Company’s private funds. The Company may incur certain costs in connection with satisfying its performance obligations for investment management services, including employee travel costs, for which it receives reimbursements from its private funds under the applicable agreements. The Company concluded it controls the services provided by its employees and, therefore, is acting as principal. For all other reimbursable costs incurred in connection with satisfying its performance obligations such as third-party administration services, the Company concluded it does not control the services provided by such third parties and, therefore, is acting as agent. Accordingly, the Company records revenue for which it is acting as the principal on a gross basis within administrative, transaction and other fees and the related expenses within operating expenses and records costs for which it is agent on a net basis within due from affiliates within the combined statements of financial condition.

Non-Contractual Revenues:

Net gains (losses) from investment activities

Net gains (losses) from investment activities represent the Company’s share of the income or loss of the equity method investments.

Disaggregation of Revenue

The following table represents the Company’s revenue disaggregated by type of service:

	Three Months Ended March 31,
	2021	2020
Contractual Revenues
Management fees, net	$75,472	$70,607
Administrative, transaction and other fees	6,520	5,821

Total contractual revenues	$81,992	$76,428

Non-Contractual Revenues
Net gains (losses) from investment activities	2,314	(85)

Total non-contractual revenues	$2,314	$(85)

Total Contractual and Non-Contractual Revenues	$84,306	$76,343

(j) Equity Based Compensation

Compensation cost relating to the issuance of share-based payment awards to employees is measured at the fair value of the awards on the grant date, the estimation of which requires the use of complex and subjective judgments and assumptions that represent management’s best estimates. The compensation cost for awards that vest over a future service period is recognized over the requisite service period on a straight-line basis. For service-based awards subject to graded vesting, the Company recognizes compensation cost on a straight-line basis over the total requisite service period of the entire award, while ensuring that the amount of compensation cost recognized at any date is at least equal to the portion of the grant-date fair value of the award that is vested at that date. The Company recognizes forfeitures of share-based payment awards in the period in which they occur as a reversal of previously recognized compensation cost.

(k) Income Taxes

Income taxes are accounted for using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis, using currently enacted tax rates. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized, which results in a charge to income tax expense in the combined statement of operations.

After consideration of all relevant evidence, the Company believes that it is more likely than not that a benefit will be realized for federal, state and local, and foreign deferred tax assets and accordingly, no valuation allowance was recorded against these assets. The Company records its income taxes receivable and payable based upon its estimated tax liability. The Company is treated as a partnership for U.S. income tax purposes and as such is not subject to federal or state income tax but is subject to New York City Unincorporated Business Tax (NYC UBT).

The Company records uncertain tax positions in accordance with ASC 740, Accounting for Income Taxes, using a two-step approach wherein a tax benefit is recognized if a position is more likely than not to be sustained on the basis of the technical merits of the position, and for those tax positions that meet the ‘more likely than not’ recognition threshold, the Company recognizes the largest amount of benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes accrued interest and penalties related to uncertain tax positions as a component of the income tax provision.

(l) Distributions from Equity Method Investments

The Company uses the nature of the distribution approach for determining the cash flow presentation of distributions from its investments in private funds accounted for under the equity method of accounting. Under this approach, the Company conducts an analysis to determine the nature of each distribution to determine whether the distribution is a return on investment or a return of investment. Distributions received that are determined to be return on investment are classified as cash inflows from operating activities.

(m) New Accounting Standards Not Yet Adopted

Income Taxes

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. ASU 2019-12 simplifies the accounting for income taxes by removing exceptions within the general principles of Topic 740 regarding the calculation of deferred tax liabilities, the incremental approach for intraperiod tax allocation, and calculating income taxes in an interim period. In addition, the ASU adds clarifications to the accounting for franchise tax (or similar tax) which is partially based on income, evaluating tax basis of goodwill recognized from a business combination, and reflecting the effect of any enacted changes in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The ASU is effective for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the potential impact on its combined financial statements and related disclosure.

Credit Losses

In June 2016, the FASB issued ASU 2016-13, along with various updates and improvements “Financial Instruments – Credit Losses”. The standard, including subsequently issued amendments, requires a financial asset measured at amortized cost basis, such as accounts receivable and certain other financial assets, to be presented at the net amount expected to be collected based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This ASU is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, and requires the modified retrospective approach. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s combined financial statements and related disclosures.

(3) Equity Method Investments

The Company’s investments as a general partner or limited partner in private funds that are not required to be consolidated are presented as equity method investments. The Company reflects its share of the income or loss of the equity method investments in accordance with ASC 323, Investments – Equity Method on a one quarter lag based on the most recent information available from the underlying investment adjusted for cash flows. Net asset value of the underlying funds is also reported on a one quarter lag. This reporting lag could result in a delay in recognition of the impact of changes in the business or operations of these equity method investees. Income from equity method investments is recorded within net gains (losses) from investment activities in the combined statement of operations.

(4) Variable Interest Entities

Consolidated VIEs

The Company consolidates a certain entity in which it has determined to be the primary beneficiary. The Company does not provide performance guarantees and has no other financial obligations to provide funding to such entity other than with respect to its capital commitments.

The following table represents the asset portion of the consolidated balances presented in the combined statements of financial condition attributable to the consolidated entity in which the Company is determined to be the primary beneficiary. The following assets may only be used to settle obligations of the consolidated entity. There are no liabilities attributable to the consolidated entity in which the Company is determined to be the primary beneficiary.

	March 31,	December 31,
	2021	2020
Assets
Equity method investments	$4,803	$4,627

Total assets	$4,803	$4,627

Unconsolidated VIEs

The Company holds variable interests through its equity method investments in, or acts as the sponsor of, certain VIEs that are not consolidated because the Company has determined that it is not the primary beneficiary, as defined in ASC 810. The Company’s involvement with such entities is in the form of general partner or limited partner interests. The Company may earn management fees, and, in certain instances, incentive fees based on the committed capital, invested capital, cost of unrealized investments, investment acquisition cost or as otherwise defined in the respective agreements of these entities. In addition, the Company earns a pro-rata portion of the VIE’s earnings in instances where the Company holds an equity interest.

The Company’s variable interests in these entities consist of the Company’s equity interests therein and any management and incentive fees earned but uncollected. The Company held investments in these entities included as a component of equity method investments on the combined statements of financial condition totaling $24.3 million and $22.8 million on March 31, 2021 and December 31, 2020, respectively, and management and incentive fees receivable from such entities totaling $52.4 million and $39.6 million on March 31, 2021 and December 31, 2020, respectively.

The Company’s maximum exposure with respect to these managed entities includes equity investments the Company has made or is required to make and any earned but uncollected management and incentive fees receivable from the entities.

	March 31, 2021
	Equity interests	Maximum exposure
Total private funds	$24,334	$83,855

	December 31, 2020
	Equity interests	Maximum exposure
Total private funds	$22,810	$69,479

(5) Accrued Expenses and Other Payables

Accrued expenses and other payables consist of the following:

	March 31	December 31,
	2021	2020
Accrued expenses and other payables:
Revenue share payable	$4,615	$2,538
Placement fees payable	10,417	4,045
Taxes payable	588	2,083

Total accrued expenses and other payables	$15,619	$8,666

(6) Income Taxes

The Company is treated as a partnership for U.S. tax purposes and as such is not subject to federal or state income tax but is subject to New York City Unincorporated Business Tax (NYC UBT). The Company is not itself a taxpayer. Instead, its partners are subject to tax on the results of its operations in the jurisdictions in which they operate.

Income tax provision

The income tax provision for the three months ended March 31, 2021 and 2020 is summarized as follows:

	Three Months Ended March 31,
	2021	2020
Current:
U.S.	$2,286	$1,906
Foreign	67	62
Deferred:
U.S.	(172)	16
Foreign	—	—

Income tax expense (benefit)	$2,181	$1,984

The effective tax rate for the Company represents the income tax provision as a percentage of pre-tax income (excluding non-controlling interests). The effective tax rate was 14.58% and 9.08% for the three months ended March 31, 2021 and 2020, respectively. The difference between the effective tax rate and the statutory NYC UBT rate of 4.0% is primarily driven by a non-deductible compensation expense for UBT purposes, and foreign taxable income subject to higher statutory tax rates.

Deferred taxes

At March 31, 2021 and December 31, 2020, the Company’s deferred tax asset was $0.4 million and $0.4 million, respectively. Significant components of the deferred tax asset include compensation & benefits and placement fees. At March 31, 2021 and December 31, 2020, the Company had no deferred tax liability. The deferred tax asset is recorded in other assets in the combined statements of financial condition.

Uncertain tax positions

Interest and penalties related to uncertain tax positions are recognized in the income tax provision. The Company had no accrued interest for the three months ended March 31, 2021 and March 31, 2020. At March 31, 2021 and December 31, 2020, the Company recognized no liability for interest related to unrecognized tax benefits.

Over the next 12 months, it is possible that the amount of the accrued tax liability for uncertain tax positions could change but the Company does not expect this to have a material impact on the combined financial statements.

(7) Related Party Transactions

The Company is indirectly wholly owned by the Parent. The Parent provides the Company with certain services, such as insurance and administrative support, and also provides benefits to employees, including for example, medical, dental, life and disability insurance, participation in retirement plans and certain post-employment benefits. These financial statements also include allocations of centralized corporate expenses from the Parent for services, such as sales and client services, support costs (e.g., finance, human capital management, legal, compliance, etc.), technology, and other services. These expenses were determined based on various allocation methods, including factors such as revenues, headcount, time and effort spent on matters relating to the Company. These allocated expenses are reflected within Compensation and benefits and

General, administrative and other expenses line items on the combined statements of operations. Management fees reported on the combined statements of operations represent revenue from affiliated funds. Reimbursed expenses on the combined statements of operations include expenses reimbursed by the Company’s private funds and reimbursement of expenses incurred by the Company’s Business Services Platform.

Management believes that the assumptions and estimates used to allocate these expenses are reasonable. However, the Company’s expenses as a stand-alone business may be different from those reflected in the combined statements of operations.

In addition, the Company participates in the Parent’s centralized cash management system. Under this system, on a daily basis, any excess cash generated by the Company is transferred to the Parent and any additional daily cash flow needs are funded by the Parent. As such, the Parent benefits from the positive cash flow the Company generates, and the Parent also provides the Company with sufficient daily liquidity to fund its ongoing cash needs. As a result, the Company has historically required minimal cash on hand.

The Parent manages its long-term debt obligations based on the needs of its entire portfolio of businesses. Long-term debt of the Parent and related interest expense are not allocated as none of the Parent’s debt is directly attributable to the Company.

Related party transactions also include transactions with affiliates which, for purposes of these combined financial statements, also include transactions with sponsored funds and employees. The Company’s employees invest on a discretionary basis in sponsored private funds, which are generally not subject to management fees and incentive fees.

The Company’s employees participate in the Retirement Contribution Program which is maintained by NBG. The Company’s retirement contribution for U.S. employees is equal to 15% of eligible earnings up to a maximum contribution of $38.5 thousand and $37.5 thousand for 2021 and 2020 respectively, for all eligible employees. Subject to certain eligibility requirements (such as being employed on December 31st of the plan year), all U.S. employees participate in the Retirement Contribution Program. Under the Retirement Contribution Program, the firm contribution is immediately vested, and the participant has full discretion in directing investments within his/her 401(k) account. Employees are eligible to participate in the Retirement Contribution Program immediately upon hire by the Company. For the three months ended March 31, 2021 and 2020, the Company expensed approximately $0.9 million and $0.9 million, respectively, with respect to this program.

Non-U.S. employees of the Company participate in retirement plans in locations where the Company has foreign operations.

Amounts due from affiliates and due to affiliates are comprised of the following:

	March 31, 2021	December 31, 2020
Due from affiliates:
Reimbursements receivable from funds	$26,534	$17,716

Total due from affiliates	$26,534	$17,716

(8) Equity Based Compensation

On November 3, 2020, NBG issued share-based payment awards (the “Award Units”) to certain Dyal management members. The Award Units represent unvested, non-voting partnership interests in a subsidiary of NBG. The Award Units had no liquidation value on the date of grant, but instead provide the grantees with rights to distributions of the future profits, as defined, of the Company. The Award Units generally vest in four equal installments over four years commencing on the seventh anniversary of the grant date, provided that certain conditions are met, including continued employment with the Company. No additional Award Units are currently available for future issuance.

The Award Units are expensed and recorded into equity over the requisite service period based upon the fair value of the partnership interests on the date of grant, and the Company recognizes forfeitures when they occur. The estimated fair value of the partnership interests as of the grant date was $180 million, which was determined contemporaneously with the grant. The fair value of the partnership interests was determined by using a market approach to estimate enterprise value and an option-pricing method, or OPM, to allocate that value. The assumptions underlying the estimation of the fair value of the partnership interests were complex and subjective and represented management’s best estimates. They included, but were not limited to, assumptions regarding the selection of appropriate financial metric multiples and estimations of the amount at which the Company would be valued in a hypothetical transaction. For the three months ended March 31, 2021 the total expense recognized within Compensation and benefits related to the Award Units was $4.5 million.

A summary of the status of the Award Units as of March 31, 2021, and changes during the three months ended March 31, 2021, is presented below:

	Number (Units)	Weighted- Average Grant Date Fair Value Per Unit ($)
Nonvested Award Units at January 1, 2021	100,000	1,800
Granted	—	—
Vested	—	—
Forfeited	—	—

Nonvested Award Units at March 31, 2021	100,000	$1,800

As of March 31, 2021, there was $172.5 million of total unrecognized compensation cost related to non-vested Award Units. That cost is expected to be recognized over a straight-line basis of approximately 10 years.

(9) Commitments and Contingencies

The Company has various commitments, litigation and contingencies that would be expected to be funded from NBG, including as a general partner or limited partner of private funds. The Company, including certain of its employees, had unfunded capital commitments as of March 31, 2021 and December 31, 2020, of $9.5 million and $9.3 million, respectively. If, upon a fund’s final close, capital commitments received exceed initial expectations, the firm’s anticipated capital commitment might increase.

The Company or the Company’s private funds may be involved, from time to time, in judicial, regulatory and arbitration proceedings or investigations concerning matters arising in connection with the conduct of its business. The Company recognizes liabilities for contingencies when there is an exposure that, when analyzed, indicates it is both probable that a liability will be incurred, and the amount of such liability can be reasonably estimated. When a range of probable liability can be estimated, Dyal accrues the amount it has determined it is most likely to incur. If the amount is not determinable, Dyal accrues the minimum of the range of probable loss.

The Company’s management believes, based on currently available information, advice of counsel, and established accruals, that the eventual outcome of such proceedings, in the aggregate, will not have a material adverse effect on Dyal’s combined financial condition, results of operations, or liquidity.

The Parent indemnifies the officers, directors and employees affiliated with the Company against liabilities arising from the administration and performance of their duties on behalf of the Company, subject to customary exclusions. The Company’s maximum exposure under these arrangements is unknown and not currently measurable, as any such indemnification would only be required if specified claims against the Company are made in the future.

(10) Merger Agreement

On December 23, 2020, the Parent executed a definitive business combination agreement with Altimar Acquisition Corporation and various Owl Rock Capital Group entities (“Owl Rock”) whereby the Company and Owl Rock will merge to form Blue Owl Capital Inc. (“Blue Owl”), an alternative asset management firm. Blue Owl will become publicly listed through a business combination with Altimar Acquisition Corporation, a special purpose acquisition company. The successful completion of the transaction, expected to close in the second quarter of 2021, is subject to the satisfaction of closing conditions, including receiving the appropriate regulatory approvals, shareholder approvals, and client consents.

(11) Risks

Coronavirus

The Company currently has not experienced an adverse impact on its operating model, but acknowledges it is too difficult to predict the full extent of the current COVID-19 outbreak. The Company will continue to watch the effectiveness of efforts to contain the spread of the COVID-19 virus and the potential long-term implications on the global economy and expects to monitor and adapt as necessary the firm’s operations and processes to effectively manage portfolios.

(12) Subsequent Events

The Company’s management has evaluated events occurring after the date of the combined financial statements through May 11, 2021, the date the combined financial statements are available to be issued. All subsequent events requiring recognition have been incorporated into these combined financial statements.